AGREEMENT FOR TRANSFER

OF MEMBER INTEREST

IN POYDRAS ENERGY, LLC

THIS AGREEMENT is made, executed, delivered and effective this 1st day of June, 2009, by and between the transferor, Mesa Energy, Inc., a Nevada corporation ("MESA"), and the transferee, St. Francisville Oil & Gas, LLC, ("SF").

WHEREAS, MESA owns 100% of the member interest in Poydras Energy, LLC ("Poydras"), and

WHEREAS, MESA, for good and valuable consideration as outlined below, desires to transfer 100% of said member interest to SF.

THEREFORE, the parties hereto agree as follows:

Transfer: For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MESA hereby sells and transfers to SF its 100% member interest in Poydras Energy, LLC, a Louisiana limited liability company.

As-Is; No Warranties; Assumption of all Debt: In exchange for said transfer, SF and its owners hereby agree to accept Poydras "as is, where is", with no express or implied warranties from MESA or its Officers or Directors, including, without limitation, Randy M. Griffin. SF agrees to the full and complete assumption and acceptance of all liabilities of Poydras, including, without limitation, all liens, tax obligations, debts, obligations, contracts, and outstanding accounts payable. To the best of the actual knowledge of Randy M. Griffin, he has disclosed all existing or potential conveyances and/or encumbrances to the assets owned or controlled by Poydras including a list of the liabilities of Poydras attached hereto as Exhibit "A". SF understands that the items shown on Exhibit "A" and/or additional disclosure as provided below may be subject to adjustments to reflect changes caused by, but not necessarily limited to, ordered but unshipped items, items in transit, unmatured creditor claims, unfiled liens, creditor initiated changes to submitted invoices or filed liens, returns, offsets of creditors, late charges, penalties, and interest charges. Randy M. Griffin may supplement or modify the list of liabilities on Exhibit "A" should debt amounts or other debts arising in the ordinary course of business prior to the date of this Agreement actually become known to him, or may provide additional written information and/or documentation by email or regular mail and any such supplement or modification shall not constitute a breach of this Agreement.

Indemnification: SF hereby agrees to defend, indemnify and hold harmless MESA, its Officers and Directors, specifically including Randy M. Griffin, both individually and in his capacity as an Officer and Director of MESA, and the respective successors, assigns, heirs and representatives of the aforementioned indemnified parties, from any and all liability for any and all claims, actions, losses, debts and lawsuits, including attorneys' fees, whether known or unknown, disclosed or undisclosed, foreseen or unforeseen, matured or unmatured, ***WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF MESA, RANDY M. GRIFFIN, OR ANY OTHER PARTY INDEMNIFIED BY SF***, arising from or related to the ownership,

management or operation of Poydras by Randy M. Griffin, MESA or any other Officer or Director of MESA from the period June 1, 2007 until June 1, 2009.

Documents, Books & Records: Within five business days from the date hereof, MESA shall forward to SF all documents, books and records in its possession related to its ownership of Poydras. MESA shall have the right to retain copies of any of the subject documents as it sees fit with the understanding that the documents are confidential and are not to be provided to any third party except as may be required by law.

Mutual Cooperation: Each party hereto agrees to act in good faith to assist and further the business interests of the other party as appropriate.

Prior Agreements: This Agreement, the Indemnification by Robert E. Couhig, Jr. of even date herewith in favor of Mesa and Randy M. Griffin, and the Resignation and Release Agreement of even date herewith by and between Poydras, Randy M. Griffin and Ray L. Unruh, supersedes all prior agreements between Mesa, Poydras, Robert E. Couhig, Jr. and/or Randy M. Griffin.

Further Assurances: The parties agree to execute any subsequent documentation necessary to effect the intent of this transaction.

Law, Venue, Disputes: This Agreement will be governed by the laws of Texas. Any dispute between the parties may only be heard in a Court located in the Courts of the United States for the Northern District of Texas, Dallas Division, or in the courts of the State of Texas sitting in Dallas County, Texas, and each party hereby consents to personal jurisdiction and venue of any such Court and waives any claim of inconvenient forum, lack of venue and lack of jurisdiction in any such Court. Time permitting, the parties will first submit any dispute to an agreed mediator prior to filing any lawsuit.

Securities Act: SF is acquiring the member interest solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Purchaser acknowledges that the member units are not registered under the Securities Act of 1933 or any applicable state or foreign securities law, and that such member units may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities laws and regulations as applicable.

Successors and Assignment: This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. SF may not assign its indemnification obligations described in this Agreement.

TRANSFEROR:	TRANSFEREE:
MESA ENERGY, INC.	St. Francisville Oil & Gas, LLC
By: ______________________	By: ______________________
Randy M. Griffin, CEO	Robert E. Couhig, Jr., Managing Member

EXHIBIT "A"

AGREEMENT FOR TRANSFER OF MEMBER INTEREST IN POYDRAS ENERGY, LLC

[See attached list]

5:29 PM
05/27/09

Poydras Energy, LLC
A/P Aging Summary
As of May 27, 2009

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
B and B Oil Well Service	0.00	0.00	0.00	0.00	1,567.55	1,567.55
B.A.I., LLC (NAPA Auto Parts)	0.00	894.32	-16.14	0.00	0.00	878.18
Blair & Bondurant, P.A.	0.00	0.00	1,423.96	1,690.74	0.00	3,114.70
Buras Oilfield Services, LLC	0.00	0.00	0.00	0.00	14,719.00	14,719.00
C. C. Forbes Company, L.P.	0.00	0.00	0.00	0.00	83,514.30	83,514.30
Couhig Partners	0.00	0.00	3,236.25	0.00	0.00	3,236.25
Double-H Marine, LLC	0.00	1,200.00	1,850.00	0.00	0.00	3,050.00
Drake Offshore, LLC	0.00	0.00	0.00	16,250.00	43,898.00	60,148.00
Ellzey Marine & Hardware, Inc.	0.00	0.00	179.99	0.00	0.00	179.99
Empire Fuel & Oil, Inc.	0.00	0.00	0.00	0.00	1,268.02	1,268.02
EnMark Services, Inc.	0.00	350.00	0.00	0.00	0.00	350.00
Eric G. Ryals, Inc.	0.00	731.25	225.00	0.00	0.00	956.25
Exterran Partners Solutions, LP	0.00	13,487.35	13,487.35	13,487.35	24,615.89	65,077.94
Fab-Con Inc.	0.00	0.00	3,886.00	3,100.50	1,927.44	8,913.94
Grand Isle Shipyard, Inc.	0.00	0.00	0.00	2,780.15	0.00	2,780.15
Hose Specialty & Supply (LLC)	0.00	0.00	0.00	2,517.71	0.00	2,517.71
I. F. Hingle, Jr., Sheriff and Ex-Off Tax	0.00	0.00	0.00	0.00	13,640.94	13,640.94
Kindle E. Beach, Sr.	0.00	0.00	0.00	0.00	3,500.00	3,500.00
L & L Oil & Gas Services, LLC	0.00	1,000.56	1,414.11	1,605.64	0.00	4,020.31
National Oilwell Varco	0.00	300.65	574.68	10,499.52	26,798.04	38,172.89
Pearl River Navigation, Inc.	0.00	0.00	0.00	1,500.00	126,750.00	128,250.00
Perf-O-Log, Inc.	0.00	0.00	0.00	0.00	16,230.70	16,230.70
Pryor Packers, Inc.	0.00	0.00	0.00	0.00	9,726.30	9,726.30
Puckett Rents (Inc.)	0.00	0.00	0.00	0.00	2,890.07	2,890.07
Quality Process Services, LLC	0.00	0.00	0.00	4,086.03	19,128.63	23,214.66
RADCO Fishing & Rental Tools, Inc.	0.00	0.00	0.00	2,584.05	10,151.75	12,735.80
Robert A. Schroeder, Inc.	0.00	1,831.33	1,240.19	6,174.49	0.00	9,246.01
Shallow Draft Boats, Inc.	0.00	0.00	1,752.30	14,850.00	97,531.00	114,133.30
Sims Industries, LLC	0.00	0.00	0.00	31,734.00	50,960.00	82,694.00
Southern Flow Companies, Inc.	0.00	4,091.36	0.00	0.00	0.00	4,091.36
Stringer's Oilfield Service, Inc.	0.00	0.00	0.00	1,070.00	0.00	1,070.00
Superior Well Services, Ltd.	0.00	0.00	0.00	0.00	13,376.76	13,376.76
Tom's Welding, Inc.	0.00	0.00	0.00	0.00	1,932.42	1,932.42
Venice Steel & Pipe, Inc.	0.00	0.00	0.00	0.00	696.57	696.57
Weatherford Artificial Lift Sys., Inc.	0.00	0.00	0.00	0.00	1,284.00	1,284.00
TOTAL	0.00	23,886.82	29,253.69	113,930.18	566,107.38	733,178.07

DSC

INDEMNIFICATION

BY ROBERT E. COUHIG, JR.

THIS INDEMNIFICATION is made, executed, delivered and effective this 1st day of June, 2009, by Robert E. Couhig, Jr. ("Robert") in favor of Mesa Energy, Inc., a Nevada corporation ("MESA") and Randy M. Griffin ("Randy").

WHEREAS, by agreement of even date herewith, MESA is transferring 100% of its member interest in Poydras Energy, LLC ("Poydras") to St. Francisville Oil & Gas, LLC ("SF");

WHEREAS, SF is owned and operated by Robert and Robert will receive a direct and indirect benefit from the transfer of Poydras to SF; and this Indemnification is an indispensable part of the consideration to MESA for such transfer.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Robert agrees as follows:

<u>As-Is; No Warranties; Assumption of all Debt:</u> Robert understands that (a) SF is accepting the transfer of 100% of the member interest of MESA in Poydras "as is, where is", with no express or implied warranties from MESA or its Officers or Directors, including, without limitation, Randy, and (b) SF agrees to the full and complete assumption and acceptance of all liabilities of Poydras, including, without limitation, all liens, debts, obligations, contracts, and outstanding accounts payable.

<u>Indemnification:</u> Robert hereby agrees to defend, indemnify and hold harmless MESA, its Officers and Directors, specifically including Randy, both individually and in his capacity as an Officer and Director of MESA, and the respective successors, assigns, heirs and representatives of the aforementioned indemnified parties, from any and all liability for any and all claims, actions, losses, debts and lawsuits, including attorneys' fees, whether known or unknown, disclosed or undisclosed, foreseen or unforeseen, matured or unmatured, ***<u>WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF MESA, RANDY, OR ANY OTHER PARTY INDEMNIFIED BY ROBERT</u>***, arising from or related to the ownership, management or operation of Poydras by Randy or MESA from the period June 1, 2007 until June 1, 2009.

<u>No Representations:</u> Neither MESA, Randy, nor any other party, has made any representation, warranty or statement to Robert in order to induce him to execute this Indemnification. **ROBERT WAIVES ANY CLAIM OF FRAUDULENT INDUCEMENT TO EXECUTE THIS INDEMNIFICATION AND DISCLAIMS ANY RELIANCE UPON STATEMENTS OR REPRESENTATIONS OF MESA OR RANDY IN MAKING THIS WAIVER.**

<u>Enforcement:</u> As a condition precedent to the enforcement of this Indemnification, no indemnified party is required to (a) institute suit or exhaust its remedies against SF, (b) join SF in any action seeking to enforce this Indemnification, or (c) resort to any other means of obtaining payment of the indemnity created hereby.

<u>Law, Venue, Disputes</u>: This Indemnification will be governed by the laws of Texas. Any dispute between the parties may only be heard in a Court located in the Courts of the United States for

the Northern District of Texas, Dallas Division, or in the courts of the State of Texas sitting in Dallas County, Texas, and each party hereby consents to personal jurisdiction and venue of any such Court and waives any claim of inconvenient forum, lack of venue and lack of jurisdiction in any such Court. Time permitting; the parties will first submit any dispute to an agreed mediator prior to filing any lawsuit.

Successors and Assignment: This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns. Robert may not assign his indemnification obligations described in this Indemnification.

____
Robert E. Couhig, Jr., individually